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                                                                      EXHIBIT 21
                          HILLENBRAND INDUSTRIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

     All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

       Hillenbrand Funeral Services Group, Inc.
       Hill-Rom, Inc.
       Forethought Financial Services, Inc.
       Hillenbrand Industries FSC (Barbados), Inc., a Barbados corporation Hillenbrand Investment Advisory Corporation, a Delaware corporation Hillenbrand Properties, Inc.
       Sherman House Corporation
       Travel Services, Inc.
       Memory Showcase, Inc.
       Sleep Options, Inc.
       The Acorn Development Group, Inc.
       Sycamore Insurance Company Limited, a Bermuda corporation

       Subsidiaries of Hillenbrand Funeral Services Group, Inc.
           Hillenbrand Funeral Services International, Inc., a Delaware
               corporation
           Batesville Services, Inc.
           I.F.A., Inc.

       Subsidiary of Hillenbrand Funeral Services International, Inc.
           Hillenbrand International Funeral Services, Ltd., an Ireland corporation

       Subsidiary of Hillenbrand International Funeral Services, Ltd.
           Forethought Life International, Ltd., an Ireland Corporation

       Subsidiary of Forethought Life International, Ltd.
           Hillenbrand Distribution Services, Ltd., a United Kingdom corporation

       Subsidiaries of Batesville Services, Inc.
           Batesville Casket Company, Inc.
           Batesville International Corporation
           Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation Batesville Logistics, Inc.
           Batesville Manufacturing, Inc.

       Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
             Industrias Arga, S.A. de C.V., a Mexican corporation

       Subsidiaries of Hill-Rom, Inc.
             Hill-Rom Company, Inc.
             MEDAES Holdings, Inc., a Georgia corporation
             The OR Group, Inc.

       Subsidiaries of Hill-Rom Company, Inc.
             PaTMark Company, Inc., a Delaware corporation
             Hill-Rom International, Inc.
             Narco Medical Services, Inc., a Georgia corporation

       Subsidiary of PaTMark Company, Inc.
             Hill-Rom Manufacturing, Inc., a Delaware corporation


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       Subsidiary of Hill-Rom Manufacturing Inc.
           Hill-Rom Services, Inc., a Delaware corporation
           Fisher Berkeley Corporation, a California corporation

       Subsidiaries of Hill-Rom Services, Inc.
           Hill-Rom SARL, a French corporation
           MIE Holdings Limited, a United Kingdom corporation

       Subsidiary of MIE Holdings Limited
           Medical Industrial Equipment Limited, a United Kingdom corporation

       Subsidiaries of MEDAES Holdings, Inc.
           Hill-Rom MEDAES, Inc., a Georgia corporation

       Subsidiary of The OR Group, Inc.
           AMATECH Corporation

       Jointly owned subsidiary of Hill-Rom Services, Inc. and MEDAES Holdings,
               Inc.
           Hill-Rom International B.V., a Netherlands corporation

       Subsidiaries of Hill-Rom International B.V.
           Hill-Rom B.V., a Netherlands corporation
           Hill-Rom Ltd., a United Kingdom corporation
           Hill-Rom, Spa, an Italian corporation
           Hillrom S.A., a Switzerland corporation
           SSI Leasing and Investments B.V., a Netherlands corporation Systems Investments B.V., a Netherlands corporation

       Subsidiary of Hill-Rom, Ltd. (UK)
           Hill-Rom (UK), Ltd., a United Kingdom corporation
           Batesville Casket U.K., Ltd., a United Kingdom corporation MEDAES Ltd., a United Kingdom corporation

       Jointly owned subsidiary of Hill-Rom International B.V. and Hill-Rom
               Services, Inc.
           Hill-Rom Holding GmbH, a German corporation

       Subsidiaries of Hill-Rom Holding GmbH
           Hill-Rom Therapy GmbH, a German corporation
           Hill-Rom GmbH, a German corporation

       Jointly owned subsidiary of Hill-Rom International B.V. and Hill-Rom GmbH
           Hill-Rom Austria GmbH, an Austrian corporation

       Subsidiaries of Hill-Rom SARL
           Hill-Rom Industries SA, a French corporation
           Hill-Rom SAS, a French corporation
           Hill-Rom Holland B.V., a Netherlands corporation
           SCI Le Couviour Immoblier, a French corporation




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       Subsidiaries of Forethought Financial Services, Inc.
              Forethought Life Insurance Company
              The Forethought Group, Inc.
              Forethought Florida, Inc.
              ForeLife Agency, Inc.
              Forethought Federal Savings Bank, federally chartered Forethought Investment Management, Inc.
              Forethought Life Assurance Company
              National Council for Senior Americans of Virginia, Inc.,
                    a Virginia Corporation

       Subsidiaries of Forethought Life Insurance Company
              Forethought Properties, Inc.
              Arkansas National Life Insurance Company, an Arkansas company

       Jointly owned subsidiaries of Batesville International Corporation, Hill-Rom, Inc., Hill-Rom Manufacturing, Inc. and Hill-Rom Company, Inc.
              Hillenbrand Industries Canada, Ltd., an Ontario (Canada)
                    corporation

       Subsidiaries of Hillenbrand Properties, Inc.
              Cutler Property, Inc.
              Old Brick Property, Inc.












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